Exhibit 1.01 Conflict Minerals Report

For the Year Ended December 31, 2022

This is the Conflict Minerals Report of TTM Technologies, Inc. (the “Company” or “TTM”) for the calendar year 2022 (ended December 31, 2022) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”), and the instructions to Form SD. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Conflict Minerals Report, unless otherwise defined herein.

Rule 13p-1 and Form SD require the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are present in the products and necessary to the functionality of such products. Form SD defines “Conflict Minerals” as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”).

(1)	Product Description

TTM is a leading global manufacturer of technology solutions, including engineered systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies, and printed circuit boards (“PCB”). The Company provides time-to-market and volume production of advanced technology products and offers a one-stop design, engineering and manufacturing solution to customers.

TTM’s Conflict Minerals information is reported under two categories. “PCB” includes all unpopulated “bare board” printed circuit board products. All other products manufactured by TTM are referred to as “Non-PCB”.

As a company whose business is electronics manufacturing and assembly, TTM is several levels removed from the actual mining and refining of Conflict Minerals. TTM does not purchase raw ore or unrefined Conflict Minerals and makes no direct purchases in the Covered Countries.

Our customers, who may also have a responsibility to conduct due diligence as to the source of Conflict Minerals used in their products, frequently determine the exact materials and components we are required to use, and in many cases specify the suppliers from which we are required to source these minerals and components. As a result, we are limited in our ability to exercise discretion in sourcing certain materials and components. Similarly, our ability to influence the supply chain practices of suppliers selected by our customers is limited. Thus, our ability to change the sourcing of our Conflict Minerals depends on our customers’ selections of suppliers and designs.

(2)	Due Diligence in Accordance with the Organization for Economic Cooperation and Development (the “OECD”) 5-Step Framework

TTM has processes in place for the purpose of exercising due diligence over its supply chain as it relates to minerals from conflict-affected and high-risk areas. The design of the due diligence processes conforms substantially to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum, and tungsten (the “OECD Guidance”) as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

Step 1 – Establish and Maintain Strong Company Management Systems

1.1

TTM has adopted a Conflict Minerals Policy and Statement (the “Policy”). A copy of the Policy, together with a copy of this Form SD and Conflict Minerals Report, can be found on the Company’s website at: https://investors.ttm.com/corporate-governance/governance-documents. The content of our website as referred to in this Form SD and Conflict Minerals Report is included for general information only and is not incorporated by reference herein. In accordance with the Policy, TTM is continuing to review its suppliers’ declarations and has sought their cooperation and assistance in ensuring that the Conflict Minerals used in TTM products are sourced reliably and responsibly. However, as noted in the Policy and above, TTM’s purchasing decisions are limited by the level of cooperation it receives from suppliers in sourcing responsibly from non-conflict areas.

Exhibit 1.01 – Page 1

1.2

TTM has a Conflict Minerals Steering Committee to review and enhance the cross-functional working group (the “Working Group”) tasked with developing policies and procedures consistent with the OECD Guidance.

1.3

In accordance with the requirements of Rule 13p-1 and the instructions to Form SD, the Working Group annually reviews the Company’s products, almost all of which are manufactured to customer specifications, to determine if they contain Conflict Minerals necessary to the products’ generally expected functions, use, purpose, or production.

1.4	The Working Group concluded that the bare PCBs may contain gold or tin in surface finishes, and the Non-PCB products manufactured in 2022 may contain any of the four Conflict Minerals in components.

Step 2 – Identify and Assess Risks in the Supply Chain

2.1

The Working Group has identified the suppliers of the materials and components that contain Conflict Minerals in TTM’s products and conducted a supply-chain survey to obtain source smelter identification from its suppliers of Conflict Minerals using the standard conflict minerals reporting template (“CMRT”) published by the Responsible Minerals Initiative (“RMI”) (formerly the Conflict Free Sourcing Initiative).

2.2

The CMRT was distributed to all identified suppliers of components or materials containing Conflict Minerals to determine the country of origin of the Conflict Minerals contained therein, and whether such Conflict Minerals were sourced from recycled or scrap materials. The CMRT requested information on Conflict Minerals in components or materials supplied to TTM for products manufactured during calendar year 2022 and contained representations as to the source and origin of the necessary Conflict Minerals contained in the relevant products.

2.3

In addition to identifying suppliers of Conflict Minerals to the Company and collecting supply-chain smelter information, TTM’s diligence measures included requesting suppliers to declare if any Conflict Minerals contained in their products originated in the Covered Countries.

2.4

The Company believes that complete information was received from all identified suppliers to its PCB products. However, many suppliers to TTM’s much smaller Non-PCB businesses reported that their supply chain information was incomplete. TTM continues to seek complete and accurate information from its Conflict Minerals supply chain sources from relevant suppliers.

2.5	The Company renewed its membership in the RMI to retain its timely access to global Conflict Minerals smelter information.

2.6	Smelters and refiners identified in the supply-chain survey were checked against RMI-provided smelter information to confirm the status of their Conflict Minerals related sourcing activities.

Step 3 – Design and Implement a Strategy to Respond to Identified Risks

3.1

Changes to the status of the identified TTM PCB supply chain smelters were monitored regularly. All identified PCB sourcing concerns were addressed through outreach to the relevant members of TTM’s supply chain. TTM suppliers who identified “high risk” (based on OECD Due Diligence Guidance) smelters in their supply chains were asked to continue to perform due diligence to confirm this information or work to remove the smelters from their supply chain.

3.2	The status of the identified Non-PCB supply chain smelters was updated at the end of 2022.

3.3

After reviewing supply chain and other identified publicly available information, the Company believes that some portion of the tantalum, tin, tungsten, and gold in our supply chain may have been mined in Covered Countries. Grouped by metal, the following is our best estimate of the smelter and smelter location, that may have contributed Conflict Minerals from Covered Countries to our supply chain for products manufactured during the 2022 calendar year:

Exhibit 1.01 – Page 2

Metal	Smelter Name	Country
Gold	AU Traders and Refiners	South Africa
Gold	Advanced Chemical Company	United States of America
Gold	African Gold Refinery	Uganda
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Augmont Enterprises Private Limited	India
Gold	Boliden AB	Sweden
Gold	CCR Refinery—Glencore Canada Corporation	Canada
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Geib Refining Corporation	United States of America
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Industrial Refining Company	Belgium
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Istanbul Gold Refinery	Turkey
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	L’Orfebre S.A.	Andorra
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Mitsubishi Materials Corporation	Japan
Gold	Nihon Material Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Samduck Precious Metals	Korea
Gold	Sellem Industries Ltd.	Mauritania
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	Valcambi S.A.	Switzerland

Exhibit 1.01 – Page 3

Gold	Value Trading	Belgium
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	AMG Brasil	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States of America
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	QuantumClean	United States of America
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	DS Myanmar	Myanmar
Tin	EM Vinto	Bolivia
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Operaciones Metalurgicas S.A.	Bolivia
Tin	PT Bukit Timah	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia

Exhibit 1.01 – Page 4

Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States of America
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States of America
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Niagara Refining LLC	United States of America
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

Although we do not have complete source-smelter information from a number of our suppliers, we obtained no affirmative information indicating that any of the Conflict Minerals from the smelters listed above financed or benefited armed groups that operate in the Covered Countries.

3.4

TTM, along with other companies, served as a signatory on letters delivered to known smelters. Smelters which were currently conformant to the Responsible Minerals Assurance Process (“RMAP”) were thanked for their support of responsible sourcing practices. Those which had not been audited were requested to engage with an industry-recognized responsible sourcing program.

3.5

As noted above, the Company’s supply chain survey did not yield complete source-smelter information from a number of customer-specified suppliers of Conflict Minerals for TTM’s Non-PCB products. The Company is continuing its efforts to work with such suppliers to ensure complete information is provided to the Company, including the country of origin of the relevant Conflict Minerals and the identity of the source smelters used to process the minerals. As additional information is obtained, the Company will undertake to determine whether such smelters have been listed by RMI as compliant with the RMAP or otherwise. In connection with such continuing diligence, the Company intends to continue education of and outreach to its suppliers as needed.

Step 4 – Carry Out Independent Third Party Audit (“IPSA”) of Smelter/Refiner’s Due Diligence Practices

4.1

TTM supports the RMI RMAP as well as the development and implementation of due diligence practices and tools such as the CMRT. TTM analyzed the data received on smelters and refiners and compared such information against the list of facilities that were designated as “Conformant” by the RMI. However, due to the structure of the Company’s supply chain as noted in the Policy and above, there are generally multiple tiers of suppliers between TTM and the smelters and refiners in the supply chain, and TTM does not purchase raw ore or unrefined Conflict Minerals or make any direct purchases in the Covered Countries. Therefore, as contemplated by the OECD Guidance for “downstream” companies, TTM has not performed its own audits of smelters or refiners. TTM will obtain an IPSA as and when required by Rule 13p-1 and Form SD.

Exhibit 1.01 – Page 5

Step 5 – Report Annually on Supply Chain Due Diligence

5.1

TTM submitted its Form SD with Exhibit 1.01 to the SEC and posted the same to TTM’s external website for each prior reporting period. The most recent prior reporting period ended December 31, 2021 and the relevant Form SD was submitted to the SEC and posted on TTM’s external web site on May 24, 2022.

(3)	Products

The Company has identified the following products that may contain Conflict Minerals necessary to the functionality or production of products manufactured, or contracted to manufacture:

As noted in section (1) above, TTM products are the following:

1.	Bare PCBs fabricated to customer specifications, including procurement of heat sinks and their attachments, where applicable;

2.

Non-PCB products including RF/microwave products manufactured in accordance with TTM designs, products manufactured at RF/microwave manufacturing facilities that were fabricated to customer design and material specifications, printed circuit assemblies assembled to customer specified bills of materials using customer-controlled components from customer approved vendor lists, and any other products assembled to customer design and using customer specified suppliers.

Appendix I contains a listing of smelters provided by TTM’s PCB supply chain for products manufactured during the 2022 calendar year. Though all suppliers to TTM’s PCB supply chain submitted a CMRT, some suppliers did indicate the use of smelters who are not RMAP Conformant. TTM will continue to perform due diligence to confirm this information or work to remove the smelters from our supply chain.

Appendix II is a listing of smelters reported by the Company’s Non-PCB supply chain for products manufactured during the 2022 calendar year. The supply chain data quality associated with these parts appears to be significantly less robust. Some smelters names provided may not be actual smelters and some names provided are recognized as not currently participating in any internationally recognized RMAP. TTM will continue to encourage customers to choose known RMAP Conformant sources as opportunities allow.

(4)	Summary

TTM’s reasonable country of origin inquiry is based on third party audit information and, to the extent that audited information is not available, it draws on additional information that TTM and others have collected. To the extent reasonably possible, TTM has documented the country of origin of identified smelters and refiners based on information from the RMI, surveys of smelters and refiners, and/or third party reviews of publicly available information. However, some country of origin information has not been audited by a third party because, among other reasons, applicable smelters and refiners have gone out of operation before completing a third party audit, smelters and refiners have not gone through a third party audit, or the third party audit does not yet include reporting of country of origin information. Based on the information provided by TTM’s suppliers, smelters, and refiners, as well as from the RMI and other sources, TTM believes that the Conflict Minerals contained in its products were processed in the countries listed in the Appendices below and has indicated where the smelters have previously been audited by RMI and found to be sourcing conflict free or are working with RMI to be audited in the future.

TTM’s customers, who may also have a responsibility to conduct due diligence as to the source of Conflict Minerals used in their products, frequently determine the exact materials, components, and suppliers we use, which limits our ability to exercise discretion in sourcing certain materials and components, and our ability to influence the supply chain practices of suppliers. Accordingly, the Company’s success in making determinations about the potential presence of Conflict Minerals in its products depends upon various factors including, but not limited to, (i) the respective due diligence efforts of its suppliers and their supply chain; (ii) such suppliers’ respective willingness, whether public or private entities, to disclose such information to the Company; and (iii) the ability of the involved entities to make their determinations in accordance with nationally or internationally recognized standards, including the Guidance provided by the OECD. The failure to obtain reliable information from any level of TTM’s supply chain could have a material impact on the Company’s future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that the Company’s suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that TTM considers reliable or in a time frame sufficient to allow the Company to make its own assessment following appropriate further diligence measures, if any.

Exhibit 1.01 – Page 6

Appendix I

Conflict Minerals Sources to PCB Global Operations 2022

Appendix II

Conflict Minerals Sources to Non-PCB Global Operations 2022

Exhibit 1.01 – Page 7

Appendix I

Conflict Minerals Sources to PCB Global Operations 2022

Metal	Metal Total	Smelter Name	Country	RMAP Conformant?
Gold		Agosi AG	Germany	Y

Gold		Aida Chemical Industries Co., Ltd.	Japan	Y

Gold		AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Y

Gold		Argor-Heraeus S.A.	Switzerland	Y

Gold		Asahi Pretec Corp.	Japan	Y

Gold		Asahi Refining Canada Ltd.	Canada	Y

Gold		Asahi Refining USA Inc.	United States of America	Y

Gold		Asaka Riken Co., Ltd.	Japan	Y

Gold		Aurubis AG	Germany	Y

Gold		Boliden AB	Sweden	Y

Gold		C. Hafner GmbH + Co. KG	Germany	Y

Gold		Chimet S.p.A.	Italy	Y

Gold		Dowa	Japan	Y

Gold		Eco-System Recycling Co., Ltd. East Plant	Japan	Y

Gold		Geib Refining Corporation	United States of America	Y

Gold		Heimerle + Meule GmbH	Germany	Y

Gold		Heraeus Germany GmbH Co. KG	Germany	Y

Gold		Heraeus Metals Hong Kong Ltd.	China	Y

Gold		Ishifuku Metal Industry Co., Ltd.	Japan	Y

Gold		Istanbul Gold Refinery	Turkey	Y

Gold		JX Nippon Mining & Metals Co., Ltd.	Japan	Y

Gold		Kennecott Utah Copper LLC	United States of America	Y

Gold		Kojima Chemicals Co., Ltd.	Japan	Y

Gold		LS-NIKKO Copper Inc.	Korea, Republic of	Y

Gold		MKS PAMP SA	Switzerland	Y

Gold		Matsuda Sangyo Co., Ltd.	Japan	Y

Gold		Metalor Technologies (Hong Kong) Ltd.	China	Y

Gold		Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Y

Gold		Metalor Technologies (Suzhou) Ltd.	China	Y

Gold		Metalor Technologies S.A.	Switzerland	Y

Gold		Metalor USA Refining Corporation	United States of America	Y

Gold		Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Y

Gold		Mitsubishi Materials Corporation	Japan	Y

Gold		Mitsui Mining and Smelting Co., Ltd.	Japan	Y

Gold		Nihon Material Co., Ltd.	Japan	Y

Gold		Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Y

Gold		Royal Canadian Mint	Canada	Y

Gold		Shandong Gold Smelting Co., Ltd.	China	Y

Appendix I – Page 1

Gold		Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Y

Gold		Solar Applied Materials Technology Corp.	Taiwan, Province of China	Y

Gold		Sumitomo Metal Mining Co., Ltd.	Japan	Y

Gold		Tanaka Kikinzoku Kogyo K.K.	Japan	Y

Gold		Tokuriki Honten Co., Ltd.	Japan	Y

Gold		Umicore S.A. Business Unit Precious Metals Refining	Belgium	Y

Gold		United Precious Metal Refining, Inc.	United States of America	Y

Gold		WIELAND Edelmetalle GmbH	Germany	Y

Gold		Western Australian Mint (T/a The Perth Mint)	Australia	Y

Gold	47	PCB Gold Source Smelters

Tin		Alpha	United States of America	Y

Tin		Aurubis Beerse	Belgium	Y

Tin		Aurubis Berango	Spain	Y

Tin		Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Y

Tin		China Tin Group Co., Ltd.	China	Y

Tin		Dowa	Japan	Y

Tin		EM Vinto	Bolivia	Y

Tin		Fenix Metals	Poland	Y

Tin		Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Y

Tin		Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Tin		Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Y

Tin		Jiangxi New Nanshan Technology Ltd.	China	Y

Tin		Luna Smelter, Ltd.	Rwanda	Y

Tin		Ma’anshan Weitai Tin Co., Ltd.	China	1

Tin		Malaysia Smelting Corporation (MSC)	Malaysia	Y

Tin		Metallic Resources, Inc.	United States of America	Y

Tin		Mineracao Taboca S.A.	Brazil	Y

Tin		Minsur	Peru	Y

Tin		Mitsubishi Materials Corporation	Japan	Y

Tin		Operaciones Metalurgicas S.A.	Bolivia	Y

Tin		PT ATD Makmur Mandiri Jaya	Indonesia	Y

Tin		PT Artha Cipta Langgeng	Indonesia	Y

Tin		PT Babel Inti Perkasa	Indonesia	Y

Tin		PT Babel Surya Alam Lestari	Indonesia	Y

Tin		PT Bangka Serumpun	Indonesia	Y

Tin		PT Bukit Timah	Indonesia	Y

Tin		PT Cipta Persada Mulia	Indonesia	Y

Tin		PT Menara Cipta Mulia	Indonesia	Y

Tin		PT Mitra Stania Prima	Indonesia	Y

Tin		PT Mitra Sukses Globalindo	Indonesia	Y

Tin		PT Prima Timah Utama	Indonesia	Y

Tin		PT Rajawali Rimba Perkasa	Indonesia	Y

Tin		PT Refined Bangka Tin	Indonesia	Y

Appendix I – Page 2

Tin		PT Sariwiguna Binasentosa	Indonesia	Y

Tin		PT Stanindo Inti Perkasa	Indonesia	Y

Tin		PT Timah Tbk Kundur	Indonesia	Y

Tin		PT Timah Tbk Mentok	Indonesia	Y

Tin		PT Tinindo Inter Nusa	Indonesia

Tin		Rui Da Hung	Taiwan, Province of China	Y

Tin		Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	1

Tin		Thaisarco	Thailand	Y

Tin		Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Y

Tin		Tin Technology & Refining	United States of America	Y

Tin		White Solder Metalurgia e Mineracao Ltda.	Brazil	Y

Tin		Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Y

Tin	45	PCB Tin Source Smelters

	92	Total PCB Source Smelters

[1]	RMAP Conformant prior to ceasing operations.

Appendix I – Page 3

Appendix II

Conflict Minerals Sources to Non-PCB Global Operations 2022

Metal	Metal Total	Smelter Name	Country	RMAP Conformant?*
Gold		8853 S.p.A.	Italy

Gold		ABC Refinery Pty Ltd.	Australia

Gold		ARY Aurum Plus	United Arab Emirates

Gold		AU Traders and Refiners	South Africa

Gold		Abington Reldan Metals, LLC	United States of America	Y

Gold		Advanced Chemical Company	United States of America	Y

Gold		African Gold Refinery	Uganda

Gold		Agosi AG	Germany	Y

Gold		Aida Chemical Industries Co., Ltd.	Japan	Y

Gold		Al Etihad Gold Refinery DMCC	United Arab Emirates	Y

Gold		Al Ghaith Gold	United Arab Emirates

Gold		Albino Mountinho Lda.	Portugal

Gold		Alexy Metals	United States of America	Active

Gold		Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Y

Gold		AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Y

Gold		Argor-Heraeus S.A.	Switzerland	Y

Gold		Asahi Pretec Corp.	Japan	Y

Gold		Asahi Refining Canada Ltd.	Canada	Y

Gold		Asahi Refining USA Inc.	United States of America	Y

Gold		Asaka Riken Co., Ltd.	Japan	Y

Gold		Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Gold		Augmont Enterprises Private Limited	India	Active

Gold		Aurubis AG	Germany	Y

Gold		Bangalore Refinery	India	Y

Gold		Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Y

Gold		Bauer Walser AG	Germany

Gold		Boliden AB	Sweden	Y

Gold		C. Hafner GmbH + Co. KG	Germany	Y

Gold		C.I Metales Procesados Industriales SAS	Colombia	Active

Gold		CCR Refinery—Glencore Canada Corporation	Canada	Y

Gold		CGR Metalloys Pvt Ltd.	India

Gold		Caridad	Mexico

Gold		Cendres + Metaux S.A.	Switzerland

Gold		Chimet S.p.A.	Italy	Y

Gold		Chugai Mining	Japan	Y

Gold		DHF Technical Products	United States of America

Gold		DODUCO Contacts and Refining GmbH	Germany

Gold		DS PRETECH Co., Ltd.	Korea

Gold		DSC (Do Sung Corporation)	Korea	Y

Appendix II – Page 1

Gold	Daejin Indus Co., Ltd.	Korea

Gold	Daye Non-Ferrous Metals Mining Ltd.	China

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany

Gold	Dijllah Gold Refinery FZC	United Arab Emirates

Gold	Dongwu Gold Group	China

Gold	Dowa	Japan	Y

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Y

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Y

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Y

Gold	Elemetal Refining, LLC	United States of America

Gold	Emerald Jewel Industry India Limited (Unit 1)	India

Gold	Emerald Jewel Industry India Limited (Unit 2)	India

Gold	Emerald Jewel Industry India Limited (Unit 3)	India

Gold	Emerald Jewel Industry India Limited (Unit 4)	India

Gold	Emirates Gold DMCC	United Arab Emirates	Y

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe

Gold	Fujairah Gold FZC	United Arab Emirates

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	Active

Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	China

Gold	Geib Refining Corporation	United States of America	Y

Gold	Gold Coast Refinery	Ghana

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Y

Gold	Gold by Gold Colombia	Colombia	Y

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China

Gold	Guangdong Hua Jian Trade Co., Ltd.	China

Gold	Guangdong Jinding Gold Limited	China

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China

Gold	Hang Seng Technology	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold	Heimerle + Meule GmbH	Germany	Y

Gold	Henan Yuguang Gold & Lead Co., Ltd.	China

Gold	Heraeus Germany GmbH Co. KG	Germany	Y

Gold	Heraeus Metals Hong Kong Ltd.	China	Y

Gold	Hetai Gold Mineral Guangdong Co., Ltd.	China

Gold	Hop Hing electroplating factory Zhejiang	China

Gold	Hunan Chenzhou Mining Co., Ltd.	China

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China

Gold	Hung Cheong Metal Manufacturing Limited	China

Gold	HwaSeong CJ CO., LTD.	Korea

Gold	Industrial Refining Company	Belgium

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Y

Gold	International Precious Metal Refiners	United Arab Emirates

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Y

Gold	Istanbul Gold Refinery	Turkey	Y

Gold	Italpreziosi	Italy	Y

Appendix II – Page 2

Gold	JALAN & Company	India

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation

Gold	JSC Novosibirsk Refinery	Russian Federation

Gold	JSC Uralelectromed	Russian Federation

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Y

Gold	Japan Mint	Japan	Y

Gold	Jiangxi Copper Co., Ltd.	China	Y

Gold	Jin Jinyin Refining Co., Ltd.	China

Gold	Jinlong Copper Co., Ltd.	China

Gold	K.A. Rasmussen	Norway

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Y

Gold	Kaloti Precious Metals	United Arab Emirates

Gold	Kazakhmys Smelting LLC	Kazakhstan

Gold	Kazzinc	Kazakhstan	Y

Gold	Kennecott Utah Copper LLC	United States of America	Y

Gold	Kojima Chemicals Co., Ltd.	Japan	Y

Gold	Korea Metal Co., Ltd.	Korea

Gold	Korea Zinc Co., Ltd.	Korea	Y

Gold	Kosak Seiren	Japan

Gold	Kundan Care Products Ltd.	India

Gold	Kyrgyzaltyn JSC	Kyrgyzstan

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation

Gold	L’Orfebre S.A.	Andorra	Y

Gold	L’azurde Company For Jewelry	Saudi Arabia

Gold	LS-NIKKO Copper Inc.	Korea	Y

Gold	LT Metal Ltd.	Korea	Y

Gold	Lingbao Gold Co., Ltd.	China

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China

Gold	MD Overseas	India

Gold	MKS PAMP SA	Switzerland	Y

Gold	MMTC-PAMP India Pvt., Ltd.	India	Y

Gold	Marsam Metals	Brazil

Gold	Materion	United States of America	Y

Gold	Matsuda Sangyo Co., Ltd.	Japan	Y

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Y

Gold	Metallix Refining Inc.	United States of America

Gold	Metalor Technologies (Hong Kong) Ltd.	China	Y

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Y

Gold	Metalor Technologies (Suzhou) Ltd.	China	Y

Gold	Metalor Technologies S.A.	Switzerland	Y

Gold	Metalor USA Refining Corporation	United States of America	Y

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Y

Gold	Mitsubishi Materials Corporation	Japan	Y

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Y

Appendix II – Page 3

Gold	Modeltech Sdn Bhd	Malaysia

Gold	Morris and Watson	New Zealand

Gold	Morris and Watson Gold Coast	Australia

Gold	Moscow Special Alloys Processing Plant	Russian Federation

Gold	NH Recytech Company	Korea	Y

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Y

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Y

Gold	Nihon Material Co., Ltd.	Japan	Y

Gold	Nihon Superior Co., Ltd.	Japan

Gold	Nohon Material Corporation	Japan

Gold	Nyrstar Metals	United States of America

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Y

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Y

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Y

Gold	PX Precinox S.A.	Switzerland	Y

Gold	Pease & Curren	United States of America

Gold	Penglai Penggang Gold Industry Co., Ltd.	China

Gold	Planta Recuperadora de Metales SpA	Chile	Y

Gold	Precious Metals Sales Corp.	United States of America

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	QG Refining, LLC	United States of America

Gold	REMONDIS PMR B.V.	Netherlands	Y

Gold	Rand Refinery (Pty) Ltd.	South Africa	Y

Gold	Realized the Enterprise Co., Ltd.	China

Gold	Refinery of Seemine Gold Co., Ltd.	China

Gold	Republic Metals Corporation	United States of America

Gold	Rio Tinto Group	Australia

Gold	Royal Canadian Mint	Canada	Y

Gold	SAAMP	France	Y

Gold	SAFINA A.S.	Czechia	Y

Gold	SAXONIA Edelmetalle GmbH	Germany

Gold	SEMPSA Joyeria Plateria S.A.	Spain	Y

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Sabin Metal Corp.	United States of America

Gold	Safimet S.p.A	Italy

Gold	Sai Refinery	India

Gold	Samduck Precious Metals	Korea

Gold	Samwon Metals Corp.	Korea

Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	Y

Gold	Schone Edelmetaal B.V.	Netherlands

Gold	Sellem Industries Ltd.	Mauritania

Gold	Shan Dong Huangjin	China

Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China

Appendix II – Page 4

Gold	Shandon Jin Jinyin Refining Limited	China

Gold	Shandong Gold Smelting Co., Ltd.	China	Y

Gold	Shandong Hengbang Smelter Co., Ltd.	China

Gold	Shandong Humon Smelting Co., Ltd.	China

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Gold	Shandong Yanggu Xiangguang Co., Ltd.	China

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Y

Gold	Shandong penglai gold smelter	China

Gold	Shenzhen CuiLu Gold Co., Ltd.	China

Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China

Gold	Shirpur Gold Refinery Ltd.	India

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Y

Gold	Singway Technology Co., Ltd.	Taiwan

Gold	Sino-Platinum Metals Co., Ltd.	China

Gold	So Accurate Group, Inc.	United States of America

Gold	Solar Applied Materials Technology Corp.	Taiwan	Y

Gold	Sovereign Metals	India

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania

Gold	SuZhou ShenChuang recycling Ltd.	China

Gold	Success Technology (Shenzhen) Co., Ltd.	China

Gold	Sudan Gold Refinery	Sudan

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Y

Gold	SungEel HiMetal Co., Ltd.	Korea	Y

Gold	Suntain Co., Ltd.	Taiwan

Gold	Super Dragon Technology Co., Ltd.	Taiwan

Gold	T.C.A S.p.A	Italy	Y

Gold	TAIWAN TOTAI CO., LTD.	Taiwan

Gold	TOO Tau-Ken-Altyn	Kazakhstan	Y

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Y

Gold	Tokuriki Honten Co., Ltd.	Japan	Y

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China

Gold	Torecom	Korea	Y

Gold	Tsai Brother industries	Taiwan

Gold	Umicore Brasil Ltda.	Brazil

Gold	Umicore Precious Metals Thailand	Thailand

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Y

Gold	United Precious Metal Refining, Inc.	United States of America	Y

Gold	Universal Precious Metals Refining Zambia	Zambia

Gold	Valcambi S.A.	Switzerland	Y

Gold	Value Trading	Belgium

Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China

Gold	WANG TING	China

Gold	WEEEREFINING	France	Active

Gold	WIELAND Edelmetalle GmbH	Germany	Y

Appendix II – Page 5

Gold		Western Australian Mint (T/a The Perth Mint)	Australia	Y

Gold		Wuzhong Group	China

Gold		Xiamen JInbo Metal Co., Ltd.	China

Gold		Yamakin Co., Ltd.	Japan	Y

Gold		Yamato Denki Ind. Co., Ltd.	Japan

Gold		Yokohama Metal Co., Ltd.	Japan	Y

Gold		Yunnan Copper Industry Co., Ltd.	China

Gold		Yunnan Gold Mining Group Co., Ltd. (YGMG)	China

Gold		Zhaojun Maifu	China

Gold		Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China

Gold		Zhongkuang Gold Industry Co., Ltd.	China

Gold		Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China

Gold		Zhongshan Poison Material Proprietary Co., Ltd.	China

Gold		Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Y

Gold		Zhuhai toxic materials Monopoly Ltd.	China

Gold		Zhuzhou Smelting Group Co., Ltd	China

Gold	234	Non-PCB Gold Source Smelters

Tantalum		5D Production OU	Estonia

Tantalum		AMG Brasil	Brazil	Y

Tantalum		Asaka Riken Co., Ltd.	Japan	Y

Tantalum		CP Metals Inc.	United States of America

Tantalum		Changsha South Tantalum Niobium Co., Ltd.	China	Y

Tantalum		D Block Metals, LLC	United States of America	Y

Tantalum		Duoluoshan	China

Tantalum		Exotech Inc.	United States of America

Tantalum		F&X Electro-Materials Ltd.	China	Y

Tantalum		FIR Metals & Resource Ltd.	China	Y

Tantalum		Global Advanced Metals Aizu	Japan	Y

Tantalum		Global Advanced Metals Boyertown	United States of America	Y

Tantalum		Guangdong Rising Rare Metals-EO Materials Ltd.	China	Y

Tantalum		H.C. Starck Hermsdorf GmbH	Germany	Y

Tantalum		H.C. Starck Surface Technology and Ceramic Powders GmbH	Germany

Tantalum		Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Y

Tantalum		Hi-Temp Specialty Metals, Inc.	United States of America

Tantalum		Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Y

Tantalum		Jiangxi Tuohong New Raw Material	China	Y

Tantalum		JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Y

Tantalum		Jiujiang Janny New Material Co., Ltd.	China

Tantalum		Jiujiang Tanbre Co., Ltd.	China	Y

Tantalum		Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Y

Tantalum		KEMET Blue Powder	United States of America

Tantalum		KEMET de Mexico	Mexico	Y

Tantalum		King-Tan Tantalum Industry Ltd.	China

Tantalum		Materion Newton Inc.	United States of America	Y

Tantalum		Metallurgical Products India Pvt., Ltd.	India	Y

Appendix II – Page 6

Tantalum		Mineracao Taboca S.A.	Brazil	Y

Tantalum		Mitsui Mining and Smelting Co., Ltd.	Japan	Y

Tantalum		NPM Silmet AS	Estonia	Y

Tantalum		Ningxia Orient Tantalum Industry Co., Ltd.	China	Y

Tantalum		Power Resources Ltd.	North Macedonia

Tantalum		QuantumClean	United States of America	Y

Tantalum		RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Y

Tantalum		Resind Industria e Comercio Ltda.	Brazil	Y

Tantalum		Solikamsk Magnesium Works OAO	Russian Federation

Tantalum		TANIOBIS Co., Ltd.	Thailand	Y

Tantalum		TANIOBIS GmbH	Germany	Y

Tantalum		TANIOBIS Japan Co., Ltd.	Japan	Y

Tantalum		TANIOBIS Smelting GmbH & Co. KG	Germany	Y

Tantalum		Taki Chemical Co., Ltd.	Japan	Y

Tantalum		Telex Metals	United States of America	Y

Tantalum		Tranzact, Inc.	United States of America

Tantalum		Ulba Metallurgical Plant JSC	Kazakhstan	Y

Tantalum		XIMEI RESOURCES (GUANGDONG) LIMITED	China	Y

Tantalum		XinXing HaoRong Electronic Material Co., Ltd.	China	Y

Tantalum		Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Y

Tantalum	48	Non-PCB Tantalum Source Smelters

Tin		Alpha	United States of America	Y

Tin		An Thai Minerals Co., Ltd.	Viet Nam

Tin		An Vinh Joint Stock Mineral Processing Company	Viet Nam

Tin		Arco Alloys	United States of America

Tin		Aurubis Beerse	Belgium	Y

Tin		Aurubis Berango	Spain	Y

Tin		CNMC (Guangxi) PGMA Co., Ltd.	China

Tin		CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Y

Tin		CRM Synergies	Spain	Y

Tin		CV Ayi Jaya	Indonesia	Y

Tin		CV Dua Sekawan	Indonesia

Tin		CV Gita Pesona	Indonesia

Tin		CV United Smelting	Indonesia

Tin		CV Venus Inti Perkasa	Indonesia	Y

Tin		Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Y

Tin		Chifeng Dajingzi Tin Industry Co., Ltd.	China	Y

Tin		China Tin Group Co., Ltd.	China	Y

Tin		Chofu Works	China

Tin		Cooperativa Metalurgica de Rondonia Ltda.	Brazil

Tin		DS Myanmar	Myanmar	Y

Tin		Dongguan CiEXPO Environmental Engineering Co., Ltd.	China

Tin		Dongguan City Xida Soldering Tin Products Co.	China

Tin		Dowa	Japan	Y

Tin		EM Vinto	Bolivia	Y

Appendix II – Page 7

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam

Tin	Estanho de Rondonia S.A.	Brazil	Y

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Y

Tin	Fenix Metals	Poland	Y

Tin	Fuji Metal Mining Corp.	Japan

Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China

Tin	Gejiu Fengming Metallurgy Chemical Plant	China

Tin	Gejiu Jinye Mineral Company	China

Tin	Gejiu Kai Meng Industry and Trade LLC	China

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Y

Tin	Gejiu Yunxi Group Corp.	China

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Y

Tin	Guangxi Nonferrous Metals Group	China

Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China

Tin	Hezhou Jinwei Tin Co., Ltd.	China

Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China

Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Y

Tin	Huichang Jinshunda Tin Co., Ltd.	China

Tin	Hulterworth Smelter	China

Tin	IMPAG AG	Switzerland

Tin	Jiang Jia Wang Technology Co.	China

Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	China

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China

Tin	Jiangxi New Nanshan Technology Ltd.	China	Y

Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China

Tin	Ju Tai Industrial Co., Ltd.	China

Tin	LIAN JING	China

Tin	Linqu Xianggui Smelter Co., Ltd.	China

Tin	Luna Smelter, Ltd.	Rwanda	Y

Tin	M/s ECO Tropical Resources	Singapore

Tin	Ma An Shan Shu Guang Smelter Corp.	China

Tin	Ma’anshan Weitai Tin Co., Ltd.	China	Y

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Y

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Y

Tin	Materials Eco-Refining Co., Ltd.	Japan

Tin	Melt Metais e Ligas S.A.	Brazil

Tin	Metahub Industries Sdn. Bhd.	Malaysia

Tin	Metallic Resources, Inc.	United States of America	Y

Tin	Metallum Group Holding NV	Belgium

Tin	Minchali Metal Industry Co., Ltd.	Taiwan

Appendix II – Page 8

Tin	Mineracao Taboca S.A.	Brazil	Y

Tin	Ming Li Jia smelt Metal Factory	China

Tin	Minsur	Peru	Y

Tin	Mitsubishi Materials Corporation	Japan	Y

Tin	Modeltech Sdn Bhd	Malaysia

Tin	Ney Metals and Alloys	United States of America

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	Novosibirsk Tin Combine	Russian Federation

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Y

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Y

Tin	OMODEO A. E S. METALLEGHE SRL

Tin	Old City Metals Processing Co., Ltd.	China

Tin	Operaciones Metalurgicas S.A.	Bolivia	Y

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Y

Tin	PT Alam Lestari Kencana	Indonesia

Tin	PT Aries Kencana Sejahtera	Indonesia	Y

Tin	PT Artha Cipta Langgeng	Indonesia	Y

Tin	PT Babel Inti Perkasa	Indonesia	Y

Tin	PT Babel Surya Alam Lestari	Indonesia	Y

Tin	PT Bangka Kudai Tin	Indonesia

Tin	PT Bangka Prima Tin	Indonesia	Y

Tin	PT Bangka Putra Karya	Indonesia

Tin	PT Bangka Serumpun	Indonesia	Y

Tin	PT Bangka Timah Utama Sejahtera	Indonesia

Tin	PT Bangka Tin Industry	Indonesia

Tin	PT Belitung Industri Sejahtera	Indonesia	Active

Tin	PT BilliTin Makmur Lestari	Indonesia

Tin	PT Bukit Timah	Indonesia	Y

Tin	PT Cipta Persada Mulia	Indonesia	Y

Tin	PT DS Jaya Abadi	Indonesia

Tin	PT Eunindo Usaha Mandiri	Indonesia

Tin	PT Inti Stania Prima	Indonesia

Tin	PT Justindo	Indonesia

Tin	PT Karimun Mining	Indonesia

Tin	PT Kijang Jaya Mandiri	Indonesia

Tin	PT Lautan Harmonis Sejahtera	Indonesia

Tin	PT Masbro Alam Stania	Indonesia

Tin	PT Menara Cipta Mulia	Indonesia	Y

Tin	PT Mitra Stania Prima	Indonesia	Y

Tin	PT Mitra Sukses Globalindo	Indonesia	Y

Tin	PT NATARI	Indonesia

Tin	PT O.M. Indonesia	Indonesia

Tin	PT Panca Mega Persada	Indonesia

Tin	PT Premium Tin Indonesia	Indonesia	Y

Tin	PT Prima Timah Utama	Indonesia	Y

Appendix II – Page 9

Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Y

Tin	PT Rajawali Rimba Perkasa	Indonesia	Y

Tin	PT Rajehan Ariq	Indonesia	Y

Tin	PT Refined Bangka Tin	Indonesia	Y

Tin	PT Sariwiguna Binasentosa	Indonesia	Y

Tin	PT Stanindo Inti Perkasa	Indonesia	Y

Tin	PT Sukses Inti Makmur	Indonesia	Y

Tin	PT Sumber Jaya Indah	Indonesia

Tin	PT Timah Nusantara	Indonesia	Active

Tin	PT Timah Tbk	Indonesia

Tin	PT Timah Tbk Kundur	Indonesia	Y

Tin	PT Timah Tbk Mentok	Indonesia	Y

Tin	PT Tinindo Inter Nusa	Indonesia

Tin	PT Tirus Putra Mandiri	Indonesia

Tin	PT Tommy Utama	Indonesia	Y

Tin	PT Wahana Perkit Jaya	Indonesia

Tin	Pan Light Corporation	Taiwan

Tin	Pongpipat Company Limited	Myanmar

Tin	Precious Minerals and Smelting Limited	India

Tin	Resind Industria e Comercio Ltda.	Brazil	Y

Tin	Rui Da Hung	Taiwan	Y

Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China

Tin	Shen Mao Solder (M) Sdn. Bhd	Taiwan

Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China

Tin	Sichuan Guanghan Jiangnan casting smelters	China

Tin	Sigma Tin Alloy Co., Ltd.	China

Tin	Soft Metais Ltda.	Brazil	Y

Tin	Solder Court Ltd.	China

Tin	Spectro Alloys Corp.	United States of America

Tin	Super Ligas	Brazil	Active

Tin	Suzhou Nuonengda Chemical Co., Ltd.	China

Tin	TAP	United States of America

Tin	TIN PLATING GEJIU	China

Tin	TONG LONG	China

Tin	Taicang City Nancang Metal Material Co., Ltd.	China

Tin	Taiwan Huanliang	Taiwan

Tin	Taiwan high-tech Co., Ltd.	Taiwan

Tin	Taiwan’s lofty Enterprises Ltd.	Taiwan

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	Y

Tin	Thailand Mine Factory	Thailand

Tin	Thaisarco	Thailand	Y

Tin	Three green surface technology limited company	China

Tin	Tianshui Ling Bo Technology Co., Ltd.	China

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Y

Tin	Tin Technology & Refining	United States of America	Y

Appendix II – Page 10

Tin		Top-Team Technology (Shenzhen) Ltd.	China

Tin		Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin		Untracore Co., Ltd.	Thailand

Tin		VQB Mineral and Trading Group JSC	Viet Nam

Tin		WELLEY	Taiwan

Tin		WUJIANG CITY LUXE TIN FACTORY	China

Tin		White Solder Metalurgia e Mineracao Ltda.	Brazil	Y

Tin		XURI	China

Tin		Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China

Tin		Xianghualing Tin Industry Co., Ltd.

Tin		Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China

Tin		Yifeng Tin	China

Tin		Yiquan Manufacturing	China

Tin		Yuecheng Tin Co., Ltd.	China

Tin		Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Y

Tin		Yunnan Chengo Electric Smelting Plant	China

Tin		Yunnan Copper Zinc Industry Co., Ltd.	China

Tin		Yunnan Geiju Smelting Corp.	China

Tin		Yunnan Industrial Co., Ltd.	China

Tin		Yunnan Malipo Baiyi Kuangye Co.	China

Tin		Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China

Tin		Zhongshan Jinye Smelting Co.,Ltd	China

Tin	180	Non-PCB Tin Source Smelters

Tungsten		A.L.M.T. Corp.	Japan	Y

Tungsten		ACL Metais Eireli	Brazil

Tungsten		Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil

Tungsten		Artek LLC	Russian Federation

Tungsten		Asia Tungsten Products Vietnam Ltd.	Viet Nam	Y

Tungsten		CNMC (Guangxi) PGMA Co., Ltd.	China

Tungsten		CP Metals Inc.	United States of America

Tungsten		China Molybdenum Tungsten Co., Ltd.	China	Y

Tungsten		Chongyi Zhangyuan Tungsten Co., Ltd.	China	Y

Tungsten		Cronimet Brasil Ltda	Brazil	Y

Tungsten		DONGKUK INDUSTRIES CO., LTD.	Korea

Tungsten		Dayu Jincheng Tungsten Industry Co., Ltd.	China

Tungsten		Dayu Weiliang Tungsten Co., Ltd.	China

Tungsten		Fujian Ganmin RareMetal Co., Ltd.	China	Y

Tungsten		Fujian Jinxin Tungsten Co., Ltd.	China

Tungsten		Fujian Xinlu Tungsten Co., Ltd.	China	Y

Tungsten		Ganzhou Haichuang Tungsten Co., Ltd.	China	Y

Tungsten		Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Y

Tungsten		Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Y

Tungsten		Ganzhou Seadragon W & Mo Co., Ltd.	China	Y

Tungsten		Ganzhou Yatai Tungsten Co., Ltd.	China

Tungsten		Global Tungsten & Powders LLC	United States of America	Y

Appendix II – Page 11

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Y

Tungsten	H.C. Starck Tungsten GmbH	Germany	Y

Tungsten	HANNAE FOR T Co., Ltd.	Korea

Tungsten	Hubei Green Tungsten Co., Ltd.	China	Y

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Y

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China

Tungsten	Hunan Jintai New Material Co., Ltd.	China	Y

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Y

Tungsten	Hydrometallurg, JSC	Russian Federation

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation

Tungsten	Japan New Metals Co., Ltd.	Japan	Y

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Y

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Y

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Y

Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Y

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Y

Tungsten	KGETS Co., Ltd.	Korea	Y

Tungsten	Kennametal Fallon	United States of America	Y

Tungsten	Kennametal Huntsville	United States of America	Y

Tungsten	LLC Vostok	Russian Federation

Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Y

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Y

Tungsten	Masan High-Tech Materials	Viet Nam	Y

Tungsten	Moliren Ltd.	Russian Federation

Tungsten	NPP Tyazhmetprom LLC	Russian Federation

Tungsten	Niagara Refining LLC	United States of America	Y

Tungsten	OOO “Technolom” 1	Russian Federation

Tungsten	OOO “Technolom” 2	Russian Federation

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Y

Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China

Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Y

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam

Tungsten	Unecha Refractory metals plant	Russian Federation

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam

Tungsten	Wolfram Bergbau und Hutten AG	Austria	Y

Tungsten	Woltech Korea Co., Ltd.	Korea

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Y

Tungsten	Xiamen Tungsten Co., Ltd.	China	Y

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Y

Appendix II – Page 12

Tungsten		Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Tungsten		YUDU ANSHENG TUNGSTEN CO., LTD.	China

Tungsten	68	Non-PCB Tungsten Source Smelters

	530	Total Non-PCB Source Smelters

*	“Active” conformance status indicates that the smelter has committed to undergo an RMAP assessment but is not yet Conformant.

Appendix II – Page 13